UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2023 (January 3, 2023)

Alvarium Tiedemann Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40103	92-1552220
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Madison Avenue, 21st Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 396-5904

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ALTI	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	ALTIW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

This Current Report on Form 8-K/A amends and restates in its entirety Item 4.01 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2023, solely to clarify that the dismissal of Marcum LLP as the registrant’s independent registered public accounting firm and the engagement of KPMG LLP as the registrant’s independent registered public accounting firm shall take effect following the completion of the audit of the registrant’s financial statements for the year ended December 31, 2022.

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm.

On January 3, 2023, Marcum LLP (“Marcum”), Cartesian Growth Corporation’s (“Cartesian”) independent registered public accounting firm prior to the Business Combination, was dismissed as the Company’s independent registered public accounting firm, effective following the completion of the Company’s audit for the year ended December 31, 2022, which consists only of the accounts of Cartesian prior to the Business Combination.

The report of Marcum on the financial statements of Cartesian as of December 31, 2020 and December 31, 2021, and for the period from December 18, 2020 (inception) through December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope or accounting principles, except for an explanatory paragraph in such report regarding substantial doubt about Cartesian’s ability to continue as a going concern.

During the period from December 18, 2020 (inception) through December 31, 2021 and the subsequent interim period through January 3, 2023, there were no disagreements between Cartesian and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on Cartesian’s financial statements for such period.

During the period from December 18, 2020 (inception) through December 31, 2021 and the subsequent interim period through January 3, 2023, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), except that for the quarter ended September 30, 2021, based upon an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures, the Chief

Executive Officer and the Chief Financial Officer of Cartesian concluded that its disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective due to its accounting for complex financial instruments. Based on the foregoing, it was determined that Cartesian had a material weakness as of March 31, 2021, June 30, 3021, September 30, 2021, December 31, 2021, March 31, 2022, June 30, 2022 and September 30, 2022 relating to its internal controls over financial reporting.

The Company has provided Marcum with a copy of the foregoing disclosures and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Marcum’s letter, dated February 21, 2023, is attached hereto as Exhibit 16.1.

(b) Disclosures regarding the new independent auditor.

On January 3, 2023, the audit committee of the Board approved the engagement of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for the year ended December 31, 2023. KPMG served as the independent registered public accounting firm of Tiedemann Wealth Management Holdings, LLC (“TWMH”), the predecessor entity to the Business Combination for the years ended December 31, 2021 and 2020. KPMG is currently serving as the independent registered public accounting firm of TWMH for the year ended December 31, 2022. During the years ended December 31, 2020, December 31, 2021 and December 31, 2022 and the subsequent interim period from January 1, 2023 through January 3, 2023, the Company did not consult with KPMG with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that KPMG concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a “reportable event.”

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter from Marcum LLP to the Securities and Exchange Commission.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALVARIUM TIEDEMANN HOLDINGS, INC.

Date: February 21, 2023	By:	/s/ Michael Tiedemann
	Name:	Michael Tiedemann
	Title:	Chief Executive Officer